                                                                      EXHIBIT 12



                          ALLIANCE GAMING CORPORATION
 COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDEND
                             (DOLLARS IN THOUSANDS)


                                                                                                                   PRO FORMA
                                                                                                                   COMBINED
                                                                                                                   FINANCIAL
                                                                                                                  INFORMATION
                                                                                             NINE MONTHS ENDED    -----------
                                                  FISCAL YEARS ENDED JUNE 30,                     MARCH 31        YEAR ENDED
                                     -----------------------------------------------------  --------------------   JUNE 30,
                                       1991       1992       1993       1994       1995       1995       1996        1995
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
Earnings:
  Net loss.........................  $ (15,816) $  (4,680) $  (3,650) $ (13,128) $ (10,752) $  (6,793) $ (14,829)  $  (3,719)
  Income taxes.....................     (5,958)    --         --            241        265        394        581       2,555
  Imputed interest on rents(1).....     16,485     16,647     19,966     21,700     22,287     16,548     17,070      21,843
  Interest and debt discount
   amortization....................      4,663      4,505      5,046      6,830      8,133      5,844      6,341      23,229
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
    Earnings (loss) as defined for
     ratio.........................  $    (626) $  16,472  $  21,362  $  15,643  $  19,933  $  15,993  $   9,163   $  43,908
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
Fixed Charges:
  Imputed interest on rents(1).....  $  16,485  $  16,647  $  19,966  $  21,700  $  22,287  $   5,844  $   6,341   $  21,843
  Interest and debt discount
   amortization....................      4,663      4,505      5,046      6,830      8,133     16,548     17,070      23,229
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
    Fixed charges as defined for
     ratio.........................  $  21,148  $  21,152  $  25,012  $  28,530  $  30,420  $  22,392  $  23,411   $  45,072
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
Ratio of earnings to fixed
 charges...........................     --         --         --         --         --         --         --          --
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
Amounts by which earnings were
 inadequate to cover fixed
 charges...........................  $ (21,774) $  (4,680) $  (3,650) $ (12,887) $ (10,487) $  (6,399) $ (14,248)  $  (1,164)
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
Pro forma fixed charge for
 Preferred Stock dividend..........     --         --         --         --         --         --         --          (8,038)
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
Amount by which pro forma earnings
 were inadequate to cover fixed
 charges and Preferred Stock
 dividend..........................     --         --         --         --         --         --         --          (9,202)
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  -----------


                                      NINE MONTH
                                     PERIOD ENDED
                                       MARCH 31,
                                         1996
                                     -------------
Earnings:
  Net loss.........................    $ (11,329)
  Income taxes.....................        1,508
  Imputed interest on rents(1).....       10,721
  Interest and debt discount
   amortization....................       16,922
                                     -------------
    Earnings (loss) as defined for
     ratio.........................    $  17,822
                                     -------------
                                     -------------
Fixed Charges:
  Imputed interest on rents(1).....    $  16,922
  Interest and debt discount
   amortization....................       10,721
                                     -------------
    Fixed charges as defined for
     ratio.........................    $  27,643
                                     -------------
                                     -------------
Ratio of earnings to fixed
 charges...........................       --
                                     -------------
                                     -------------
Amounts by which earnings were
 inadequate to cover fixed
 charges...........................    $  (9,821)
                                     -------------
                                     -------------
Pro forma fixed charge for
 Preferred Stock dividend..........      (15,916)
                                     -------------
Amount by which pro forma earnings
 were inadequate to cover fixed
 charges and Preferred Stock
 dividend..........................      (15,737)
                                     -------------
                                     -------------


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(1) Imputed interest on rents is calculated by taking 33% of total rents in each period presented.